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                                                                     Exhibit 8.1


                                                               December 19, 2002



UBS AG,
         Bahnhofstrasse 45,
                  Zurich,
                           Switzerland.

UBS Preferred Funding Trust IV,
         c/o Wilmington Trust Company,
                  1100 North Market Street,
                           Wilmington, Delaware 19890.

UBS Preferred Funding Trust V,
         c/o Wilmington Trust Company,
                  1100 North Market Street,
                           Wilmington, Delaware 19890.


Ladies and Gentlemen:

                  As counsel to UBS AG (the "Company"), UBS Preferred Funding Trust IV and UBS Preferred Funding Trust V (together with UBS Preferred Funding Trust IV, the "UBS Preferred Funding Trusts") in connection with the registration of up to $4,529,508,000 aggregate offering price of the debt securities and warrants to be issued (on a delayed and continuous basis) by the Company and of up to $4,529,508,000 aggregate offering price of the trust preferred securities to be issued (on a delayed and continuous basis) by the UBS Preferred Funding Trusts, in each case, pursuant to each base prospectus (each a "Prospectus") which forms a part of the registration statement on Form F-3 of the Company (such registration statement also constituting a pre-effective amendment No. 2 to registration statement No. 333-64844 and post-effective amendment No. 4 (as amended) to registration statement No. 333-46930)and the UBS Preferred Funding Trusts filed with
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the Securities and Exchange Commission on December 19, 2002 (the "Registration
Statement") to which this opinion is filed as an exhibit thereto, we hereby confirm to you that the discussions set forth under the heading "U.S. Tax Considerations" contained in each Prospectus in the Registration Statement is our opinion, subject to the limitations set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us under the heading "U.S. Tax Considerations" in each Prospectus in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,



                                          /s/ Sullivan & Cromwell